                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

         EMPIRE RESORTS, INC. ANNOUNCES CLOSING OF $65 MILLION OF 5 1/2%
                            CONVERTIBLE SENIOR NOTES

(Monticello,  NY - July 27,  2004) Empire  Resorts,  Inc.  (NASDAQ:  NYNY) today announced  the  closing of its  previously  announced  private  offering  of $65 million principal amount of 5 1/2% convertible  senior notes (the "Notes") to be guaranteed by its material subsidiaries and convertible into its common stock at a conversion price of $13.75 per share of common stock, subject to adjustment to a price of not less than  $12.56 in certain  events.  The  maturity  date of the
Notes is July 31, 2014.

The Notes were  offered in  reliance  on Rule 144A under the  Securities  Act of
1933,  as amended (the  "Securities  Act").  The Notes have not been  registered under  the  Securities  Act,  or  any  state  securities  laws,  and  unless  so registered,  may not be offered nor sold in the United States except pursuant to an  exemption  from,  or in a  transaction  not  subject  to,  the  registration requirements  of the Securities Act and applicable  securities  laws.  This news release does not constitute an offer to sell or the  solicitation of an offer to buy,  nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to  registration  or  qualification under the securities laws of any such state.

ABOUT EMPIRE RESORTS, INC.

Empire  Resorts,  Inc.  operates the  Monticello  Raceway and is involved in the development  of other legal gaming venues in New York. The company opened Mighty
M Gaming at the Raceway site on June 30, 2004.  The new facility  features 1,743 video gaming  machines and amenities  such as a 350 seat buffet and live nightly entertainment.  In addition,  Empire Resorts' partner,  the Cayuga Nation of New
York,  has  submitted an  application  to the United  States  Department  of the
Interior,  Bureau of Indian Affairs (BIA) for the transfer of  approximately  30 acres of land adjacent to the Raceway to the United States Government to be held in trust for the  Cayuga  Nation of New York for  purposes  of  building  a $500 million "Class III" Native American casino and resort. The Nation's  application is  currently  in the  final  stages of  review  by the BIA.  On June 10,  2004,
Governor  George E. Pataki and the Cayuga Nation of New York signed an agreement that contains key provisions that advance the proposed development of the Cayuga
Catskill Resort.

            Statements  in this press release  regarding the company's  business that are not  historical  facts are  "forward-looking  statements"  that involve risks and uncertainties,  including the need for regulatory approvals, financing and successful completion of construction. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private  Securities  Litigation Reform Act of 1994, and
as such, speak only as of the date made. To the extent the content of this press release  includes  forward-looking  statements,  they involve  various risks and uncertainties  including (i) the risk that various  approvals  necessary for the projects  described  herein and required to be obtained  from the United  States
Bureau of Indian Affairs, the National Indian Gaming Regulatory Commission,  the
Governor of the State of New York and  various  other  federal,  State and local governmental  entities are not received,  (ii) the risk that financing necessary for the proposed  programs or projects may not be able to be obtained because of credit factors,  market conditions or other  contingencies,  (iii) the risk that the Cayuga Nation may exercise  certain broad rights with regard to  termination of its agreements  with the company (iv) the risk of  non-compliance  by various counterparties  of the related  agreements,  and (v) general risks affecting the company as described from time to time in it's reports filed with the Securities and Exchange Commission.  For a full discussion of such risks and uncertainties, which  could  cause  actual  results  to  differ  from  those  contained  in the forward-looking statements, see "Risk Factors" in the company's Annual Report or
Form 10-K for the most recently ended fiscal year.

Contact:    Charles Degliomini
            Empire Resorts, Inc.
            (845) 794-4100 x 470
            cdegliomini@empireresorts.com